UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2025, N2OFF, Inc. (the “Company”) held a special general meeting of stockholders (the “Special Meeting”). As of the close of business on August 1, 2025, the record date for the Special Meeting, there were 33,356,412 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued and outstanding, each of which was entitled to one vote per share.

At the Special Meeting, the holders of 18,575,909 shares of the Common Stock, equivalent to approximately 55.68% of the outstanding shares entitled to vote at the Special Meeting, were represented in person or by proxy at the Special Meeting, constituting a quorum. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

On September 22, the Company effected a one-for-thirty-five (1-for-35) reverse stock split of its common stock. All share amounts set forth below are presented on a pre-split basis.

Proposal #1. The Acquisition Proposal. Proposal No. 1 was to approve a proposed acquisition by the Company of all of the share capital of MitoCareX Bio Ltd. , a private company incorporated under the laws of the State of Israel (“MitoCareX”), pursuant to the terms and conditions of the Securities Purchase and Exchange Agreement dated February 25, 2025, as amended on May 18, 2025 and July 23, 2025 (the “Purchase Agreement”), which includes the issuance of shares of the Company’s Common Stock that is equal to or in excess of 20% of the Company’s outstanding Common Stock before the issuance, in accordance with applicable Nasdaq Listing Rules, and the execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby. The proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
11,687,364	197,347	18,579	6,672,619

Proposal #2. The Reverse Stock Split Proposal. Proposal No. 2 was to approve a proposal authorizing the Company’s board of directors (the “Board”), in its sole discretion, to amend the Company’s Articles of Incorporation, as amended (the “Amendment”) at any time within one year after stockholder approval is obtained, to effect a reverse stock split of the Company’s Common Stock, at a ratio of not less than 1-for-2 and not more than 1-for-150 (the “Split Range”), with the exact ratio of the reverse stock split to be determined by the Board in its sole discretion without further approval or authorization of our stockholders. The proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
15,703,054	2,172,381	700,474

Proposal #3. The Warrant Shares Proposal. Proposal No.3 was to approve the issuance of 1,850,000 shares of the Company’s Common Stock and any additional shares of Common Stock, as applicable (the “Warrant Shares”) upon exercise of a warrant issued to L.I.A. Pure Capital Ltd. The proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
10,498,529	294,575	1,110,186	6,672,619

Proposal #4. Proposal No. 4 was to authorize an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and proxy votes if there are insufficient votes in favor of the foregoing Proposals. The proposal was approved was approved as follows:

For	Against	Abstain	Broker Non-Votes
17,130,615	798,625	646,669

No other matters were considered or voted upon at the Special Meeting.

Item 8.01 Other Events.

On September 25, 2025, the Company issued a press release announcing that N2OFF’s Stockholders Approved a merger with drug discovery company targeting resistant cancers Including pancreatic and non-small cell lung cancer. A copy of the Company’s press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

Exhibit No.
99.1	Press Release issued September 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: September 25, 2025	By:	/s/ Lital Barda
	Name:	Lital Barda
	Title:	Chief Financial Officer